EXHIBIT 99.2

NOVO GROUP, INC.

BALANCE SHEETS

	June 30,	December 31,
	2021	2020
Assets	(unaudited)

Current Assets
Cash in bank	$956,188	$83,339
Client fees receivable	751,243	774,690
Other receivables	-	29,969
Prepaid Expenses	61,301	87,354
Security Deposits	11,807	17,620

Total current assets	1,780,539	992,972

Property and equipment, net of accumulated depreciation and amortization	1,400	2,099

Other assets
Deferred tax asset	1,165,400	1,165,400

Total assets	$2,947,339	$2,160,471

Liabilities and stockholders' equity

Current Liabilities
Line of Credit - First Business	$-	$250,000
SBA PPP Loan - First Business	663,622	-
Accounts Payable	40,755	84,304
Accrued liabilities	-	276,067
Accrued Payroll	182,186	-
Accrued Severance	33,763	-
Accrued Commissions	44,381	-
Accrued Bonuses	18,162	-
Accrued Vacation	22,416	-
Other Current Liabilities	45,492	-
Unearned Revenue	153,412	115,482

Total Current Liabilities	1,204,189	725,853

Long-term liabilities, less current portion
Note payable - Paycheck Protection program	-	663,622

Total liabilities	1,204,189	1,389,475

Total stockholders' equity	1,743,150	770,996

Total Liabilities & Capital	$2,947,339	$2,160,471

The accompanying notes are an integral part of these unaudited financial statements

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EXHIBIT 99.2

NOVO GROUP, INC.

STATEMENTS OF OPERATIONS

	Six Months Ended June 30,
	2021	2020
	(unaudited)	(unaudited)
Revenues
Talent Acquisition	$2,427,198	$1,167,340
Talent Effectiveness	321,023	514,015
Total revenues	2,748,221	1,681,355

Cost of Delivery
Talent Acquisition	1,309,035	610,305
Talent Effectiveness	114,338	130,277
Total cost of delivery	1,423,373	740,582

Margin
Talent Acquisition	1,118,163	557,035
Talent Effectiveness	206,685	383,738
Total margin	1,324,848	940,773

Expenses
Marketing/Recruiting Tools	142,802	208,603
Occupancy Expenses	95,027	155,133
Commissions-LEP	7,870	-
Commissions	130,457	35,850
Salary, Wages, Benefits	356,239	731,013
IT Services/Software Licenses	65,211	14,666
Legal & Professional Fees	149,009	55,921
Insurance	14,893	23,298
Misc.	1,718	16,739
Total expenses	963,226	1,241,223

Net income (loss) from operations	361,622	(300,450)

Other income (expense)
Bonus to Key Recruiters	(6,214)	-
Corporate Bonuses	(43,248)	(67,594)
Gain on PPP Foregiveness	663,622	-
Total other income (expense)	614,160	(67,594)

Net income (loss)	$975,782	$(368,044)

The accompanying notes are an integral part of these unaudited financial statements

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EXHIBIT 99.2

NOVO GROUP, INC.

STATEMENTS OF CASH FLOWS

	Six Months Ended June 30,
	2021	2020
	(unaudited)	(unaudited)
Sources of Working Capital
Net Income	$972,152	$(389,605)
Add back items not requiring	-	-
working capital	-	-
Accum. Depreciation - Leasehol	-	3,463
Accum. Depreciation - Furnitur	700	700

Working capital from operations	972,852	(385,442)
Other sources	-	-

Total sources	972,852	(385,442)

Uses of working capital	-	-

Total uses	-	-

Net change	$972,852	$(385,442)

Analysis of componants of changes
Increase (Decrease) in Current Assets
Savings - FBB	$760,305	$-
Checking - FBB	112,544	(28,830)
Cash Clearing - FBB	-	6,206
Paycheck Protection Cash	-	183,455
Accounts Receivable	(61,660)	(216,327)
Allowance for doubtful accounts	-	(5,092)
Unbilled Accounts Receivable	8,244	4,994
Prepaid Expenses	(14,208)	(21,775)
Prepaid Consultants	1,712	(34,934)
Prepaid Commissions	(1,779)	(2,961)
Prepaid Insurance	(11,755)	(6,307)
Deposits - Current	(5,813)	-
(Increase) Decrease in Current Liabilities	-	-
Accounts Payable	43,548	24,602
Other-AP	28,751	4,834
PPA Loan Current	-	(663,622)
Notes Payable - Current	250,000	130,000
Accrued Vacation	(5,000)	-
Accrued Payroll	(34,089)	58,856
Deferred payroll	-	42,217
Accrued Severance	(33,763)	-
Accrued Bonus	(18,162)	(42,494)
Accrued Commissions	(16,840)	46,855
Accrued Benefits	(121)	3,078
Accrued FSA	-	1,831
Accrued Payroll Taxes	1,953	8,482
401K Clearing	1,069	-
Accrued Expenses	29,550	37,346
Accrued interest	-	(1,041)
Deferred Rent	5,049	3,899
Unearned Revenue	(37,929)	81,286

Net change	$1,001,603	$(385,442)

The accompanying notes are an integral part of these unaudited financial statements

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EXHIBIT 99.2

NOVO GROUP, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of operations

Novo Group, Inc. (the “Company”) provides professional services, offering talent acquisition solutions and customized human capital consulting programs for organizations nationwide.

The Company was incorporated in Delaware and began operations in October 2003. The Company's  corporate headquarters is in Brookfield, Wisconsin.  The Company operates in Wisconsin and Illinois.

Concentration of Credit Risk and Other Risks

Financial instruments that potentially subject the Company to concentration of credit risk consist principally of cash balances and client fees receivable.

The Company's cash balances are on deposit with one bank. Cash is insured by the Federal Deposit Insurance Corporation (FDIC) up to certain limits. The Company is exposed to credit risk in the event of default by the bank for amounts that exceed the FDIC limits. Management believes the Company is not exposed to significant credit risk on cash.

The Company grants credit to customers, substantially all of whom are located  in the United States. At June 30, 2021, one customer accounted for 12% of total client fees receivable. At December 31, 2020, two customers accounted for 64% of total client fees receivable. The Company controls credit risk through credit approvals and monitoring procedures.  The Company performs ongoing credit evaluations and does not require collateral from its customers.

For the six months ended June 30, 2021, one customer accounted for approximately 20% of the Company's revenues. For the six months ended June 30, 2020, two customers accounted for approximately 32% of the Company's revenues.

Use of Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Client Fees Receivable

Client fees receivable are stated at the amount the Company expects to collect. Differences between the amount due and the amount the Company expects to collect are reported in the results of operations of the year in which those differences are determined, with an offsetting entry to the valuation allowance.  Balances that are still outstanding after the Company has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to client fees receivable.

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EXHIBIT 99.2

The Company provides an allowance for doubtful accounts  equal  to the estimated uncollectible amounts. The Company's estimate is based on historical collection experience and a review of the current status of client fees receivable.  It is reasonably possible that the Company's estimate of the allowance for doubtful accounts will change. Client fees receivable are presented net of an allowance for doubtful accounts of $25,000 and $25,000 at June 30, 2021 and December 31, 2020,

Property  and Equipment

Property and equipment are recorded at cost.  The Company uses the straight-line method for recording depreciation and amortization expense for financial reporting purposes.  The estimated lives of property and equipment are generally as follows:

Computer equipment and software	3 years

Furniture and fixtures	3 years

Leasehold improvements	3-5 years

Expenditures for additions, major renewals and betterments are capitalized and expenditures for maintenance and repairs are charged to operations as incurred.

The cost of assets retired or sold, and the related accumulated depreciation and amortization are eliminated from the accounts in the year of disposal, with the resulting gain or loss credited or charged to operations.

Revenue Recognition

The Company adopted ASC 606 - Revenue from Contracts with Customers on January 1, 2019  using the modified transition approach.   The core principle of ASC 606 is that revenue should be recognized in a manner that depicts the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled for exchange of those goods or services.  Refer to Note 3 for additional information regarding the Company's revenue recognition policy under ASC 606.

Stock Option Plan

The Company accounts for its stock options granted in accordance with the provisions of FASB ASC 718 - Accounting for Stock Compensation. As permitted by FASS ASC 718, the Company measures compensation expense using the intrinsic value based method.  Under the intrinsic value based method, compensation expense is generally recorded on the date of grant only if the fair value of the underlying stock exceeds the exercise price of the stock option. See Note 12 for additional information.

Income Taxes

Deferred income taxes relate to temporary differences between the tax bases of assets and liabilities and their financial reporting amounts. The temporary differences relate to the accruals and reserves,  deferred rent,  and net operating loss carryforwards. Based on the available objective evidence, including the Company's history of losses, the Company provided for a valuation allowance against its net deferred tax assets at June 30, 2021 and December 31, 2020 to reduce the assets to their present value.  It is estimated the net operating loss carryforwards will be used within the next five years.

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EXHIBIT 99.2

The Company classifies interest related to unrecognized tax benefits in  interest expense and penalties related to unrecognized tax benefits in operating expenses. No interest or penalties related to unrecognized tax benefits were recognized during the years ended June 30, 2021 and December 31, 2020.

The Company files tax returns in the U.S. federal and various state and local jurisdictions. U.S.  Federal tax authorities have statutes of limitations of three years. State jurisdictions have statutes of limitations which generally range from three to five years.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Condensed Financial Statements Presentation

The accompanying unaudited condensed financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP “) for interim financial information, and with the rules and regulations of the United States Securities and Exchange Commission (the “SEC”) set forth in Article 8 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. The unaudited condensed financial statements reflect all adjustments (consisting of normal recurring accruals) which are, in the opinion of management, necessary to fairly state the results for the interim periods presented. Unaudited interim results are not necessarily indicative of the results for the full fiscal year. These unaudited condensed financial statements should be read along with the annual audited financial statements of the Company for the annual period ended December 31, 2020.

Recent Accounting Pronouncements Not Yet Adopted

In February 2016, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2016- 02, Leases. The new standard establishes a right-of-use (ROU) model that requires a lessee to record a ROU asset and a lease liability on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification effecting the pattern of expense recognition in the income statement. The new standard is effective for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. A modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements, with certain practical expedients available. The Company will evaluate the impact of the pending adoption of ASU 2016-02 on the financial statements.

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EXHIBIT 99.2

NOTE 3 – REVENUE RECOGNITION

The Company determines the appropriate revenue recognition for its contracts by analyzing the type, terms and conditions of each contract or arrangement with a customer. Revenue is recognized when the Company satisfies the performance obligation by transferring control over goods or services to a customer. The amount of revenue recognized is measured as the consideration the Company expects to receive in exchange for those goods or services pursuant to a contract with the customer. The Company does not recognize revenue in cases where collectability is not probable, and defers the recognition until collection is probable or payment is received. Sales taxes collected from its customers concurrent with its revenue activities are excluded from revenue.

The Company has elected the use the portfolio practical expedient related to its contracts. The portfolio practical expedient allows a Company to apply the guidance in ASC 606 to a portfolio of contracts with similar characteristics if the Company reasonably expects that the effects of applying this guidance would not differ materially from applying this guidance to the individual contracts within the portfolio. The Company's contracts generally dictate 30 day payment terms from the date of the invoice. Because of the duration of payment terms, the Company has elected to use the practical expedient which allows the Company to not assess whether a contract has a significant financing component if the Company expects, at contract inception, that the period between payment by the customer and the transfer of the promised goods or services to the customer will be one year or less.

The Company derives its revenue from recruiting services including research & sourcing, executive and professional searches, project based recruiting, and program outsourcing. Fees are billed by the hour or at a set fee. The Company also offers consulting services on human capital processes. Revenues are recognized when control of these services is transferred to its customers.

Performance Obligations

A performance obligation is a promise in a contract to transfer a distinct good or service to the customer and is the unit of account. A contract's transaction price is allocated to each distinct performance obligation and recognized as revenue when, or as, the performance obligation is satisfied.

The Company's performance obligations are satisfied at either a point in time or over time depending on the measure of progress applied toward the complete satisfaction in the transfer of control of the related goods and services to the customer.

For contracts with multiple performance obligations, the Company allocates the transaction price to each performance obligation using the stand-alone selling price of each distinct good or service in the contract. For performance obligations related to candidate and executive assessments and developmental sessions, control transfers to the customer at a point in time. Revenue recognition for assessments is at a point in time upon transfer of results to the customer. Due to the relatively short duration of developmental sessions, revenue is recognized upon completion of the respective services.

For performance obligations related to recruiting services including research & sourcing, executive and professional searches, project based recruiting, coaching, and program outsourcing, control transfers to the customer over time. Fees are billed by the hour or at a set fee. Revenue is recognized ratably over the term of contract or hourly as control of services are transferred.

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EXHIBIT 99.2

Variable Consideration.

Variable consideration is estimated at the most likely amount that is expected to be earned. Estimated amounts are included in the transaction price to the extent it is probable that a significant reversal of cumulative revenue recognized will not occur when the uncertainty associated with the variable consideration is resolved. Estimates of variable consideration are estimated based upon historical experience and known trends. The Company elected the "as invoiced" practical expedient to allow the Company to recognize revenue in the amount at which the entity has the right to invoice. Applying this practical expedient allows the Company to recognize revenue for reimbursements at the time of billing rather than attempting to estimate the reimbursement at the onset of the engagement.

Contract Balances

Contract assets arise when recorded revenue for a contract exceeds the amounts billed under the terms of such contract. Contract liabilities arise when billed amounts exceed revenue recorded. Amounts are billable to customers upon various measures of performance, including achievement of certain milestones and completion of specified units of completion of the contract.

Contract assets primarily relate to the Company's right to consideration for work completed but not billed at the reporting date. The contract liabilities primarily relate to advance consideration received from customers for customer contracts, for which transfer of control of products or performance of service occurs in the future, and therefore revenue is recognized upon completion of the performance obligation.  The timing of revenue recognition may not align with the right to invoice the customer. The Company records client fees receivable when it has the unconditional right to issue an invoice and receive payment, regardless of whether revenue has been recognized.  If revenue has not yet been recognized at the time of invoicing, a contract liability is  recorded. Capitalized commissions are included in prepaid expenses and unbilled revenues are included in other receivables in the accompanying balance sheets.

The following table summarizes client fees receivable, contract assets, and contract liabilities:

	June 30, 2021	December 31, 2020
Client fees receivable	$751,243	$774,690

Contract assets:
Capitalized commissions		1,779
Unbilled revenues		29,969

Contract liabilities
Unearned revenues	153,412	115,482

Costs Incurred to Obtain a Contract

The Company has elected to recognize the incremental costs of obtaining a contract (e.g. commissions) over the life of the related contract. The costs are capitalized as incurred and amortized over the life of the contract as revenues are recognized.

NOTE 4 – PROPERTY AND EQUIPMENT

Property and equipment as of June 30, 2021 and December 31, 2020 is summarized by major classification as follows:

	June 30, 2021	December 31, 2020
Computer equipment and software	$18,047	$18,047
Furniture and fixtures	26,091	26,091
Leasehold Improvements	29,234	29,234
	73,372	73,372
Accumulated depreciation and amortization	(71,972)	(71,273)
	$1,400	$2,099

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EXHIBIT 99.2

NOTE 5 – OPERATING LEASES

The Company leases office space through operating leases in Wisconsin and Illinois. The lease in Wisconsin expires in September 2021 and the lease in Illinois expired in December 2020. Rent expense under the leases totaled $42,077 and $65,517 for the six months ended June 30, 2021 and June 30, 2020, respectively.

Future minimum lease payments required under the Wisconsin operating lease as of June 30, 2021 is as follows:

Year Ending
December 31,	Amount
2021	$21,039
$21,039

NOTE 6 – COMMON AND PREFERRED STOCK

At June 30, 2021 and December 31, 2020, common and preferred stock consisted of the following:

	Shares Authorized	Shares Issued and Outstanding	Par Value	Amount
Common Stock	30,000,000	17,912,685	$0.01	$180,018
Preferred Stock	1,000,000	-	$0.01	$-

In 2020, the Company acquired 25,000 of its own shares from a prior investor. There are 89,134 shares in treasury stock as of June 30, 2021 and December 31, 2020, respectively.

NOTE 7 – TRANSACTION WITH RELATED PARTIES

Two stockholders of the Company are from the insurance company that provides business insurance and negotiates professional liability insurance. Payments to the insurance company and its affiliates were $10,302 and $10,302 in 2021 and 2020, respectively. Several stockholders of the Company are from a local law firm that the Company uses for legal services. Payments for legal expenses were $52,839 and $52,839 in 2021 and 2020, respectively. Accrued legal expenses were $19,715 and $19,715 at June 30, 2021 and December 31, 2020, respectively.

A stockholder is the CEO of a consulting firm that does business with the Company. Payments for the services were $42,353 and $42,353 in 2021 and 2020, respectively. Accrued service fees were $3,300 and $3,300 at June 30, 2021 and December 31, 2020, respectively. The stockholder personally guarantees the line of credit and received compensation of $2,500 during 2020.

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EXHIBIT 99.2

NOTE 8 – STOCK OPTIONS

The Company's 2004 employee stock option plan permits the grant of stock options for up to 3,809,338 shares of common stock. Option awards are generally granted with an exercise price equal to the fair value of the Company's stock at the date of grant; those option awards generally vest 25% after the first year and then on an annual basis for the next three years and have ten-year contractual terms. All options expire ten years from the grant date. There were 7,500 of outstanding options at both June 30, 2021 and December 31, 2020, respectively. There were no unvested options outstanding as of December 31, 2020.

A summary of option activity under the employee stock option plan as of June 30, 2021 and December 31, 2020, and changes during the years then ended is presented below:

	Shares	Weighted-Average Exercise Price	Weighted-Average Remaining Contractual Term
Outstanding at January 1, 2020	141,918	$0.15	2.09
Granted	-
Exercised	-
Forfeited or expired	(134,418)
Outstanding at December 31, 2020	7,500	$1.00	4.00
Granted	-
Exercised	-
Forfeited or expired	-
Outstanding June 30, 2021	7,500	$1.00	3.50
Exercisable at June 30, 2021	7,500	$1.00	3.50

The Company follows the accounting topic of FASB ASC 718 - Accounting for Stock Compensation. FASB ASC 718 requires that the compensation cost relating to share-based payment transactions be recognized in the financial statements. Cost is measured based on the fair value of the instruments issued. The Company has elected not to use the market value approach to valuing stock options, but rather use the option price.

NOTE 9 – 401(K) PLAN

The Company has a qualified profit-sharing plan for all eligible employees which provides for discretionary Company contributions as determined by the Board of Directors of the Company, limited to the maximum amount deductible for  Federal income tax purposes. The plan also provides that employees can elect to make contributions to the plan in accordance with Section 401 (k) of the Internal Revenue Code. The Company contributes an amount that is based on a ratio of each participant's compensation to compensation of all eligible participants. The Company did not make a discretionary contribution to the profit-sharing plan or 401 (k) plan during the six months ended June 30, 2021 and 2020.

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EXHIBIT 99.2

NOTE 10 – NOTE PAYABLE, PAYCHECK PROTECTION PROGRAM

In April 2020, the Company applied for and was granted a loan under the Paycheck Protection Program (PPP) of the CARES Act, which was enacted on March 27, 2020, in the amount of $663,622 through First Business Bank. Funds from the loan may only be used for payroll, health care benefits, mortgage payments, rent, utilities, and interest on other debt obligations incurred.

Under the terms of the PPP, certain amounts of the loan may be forgiven by the US Small Business Administration (SBA) if used for qualifying expenses as described in the CARES Act. Any amounts not granted forgiveness by the SBA, must be repaid over 24 months with interest at the rate of 1.00% per annum. Payments on the unforgiven loan amount are deferred to either (1) the date that the SBA remits the borrower's loan forgiveness amount to the lender or (2) if the borrower does not apply for loan forgiveness, 10 months after the end of the of the borrower's loan forgiveness covered period. Management filed for loan forgiveness with the SBA and believes the entire amount of the loan will meet the criteria for forgiveness.

NOTE 11 – SEVERANCE AGREEMENTS

During 2020, several key employees were terminated. The total severance pay to be paid to these employees equaled $238,091. The amounts are to be paid in accordance with the terms of the severance agreements through October 2021. The Company redeemed 25,000 shares of common stock that was previously held by one of the employees at no cost.

NOTE 12 – SUBSEQUENT EVENTS

Management has evaluated subsequent events through June 30, 2021, the date on which the financial statements were available to be issued, noting to subsequent events.

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